Exhibit 10.21

Equity Transfer Agreement

Transferor (hereinafter referred to as “Party A”): GOAL BEYOND LIMITED

Transferee (hereinafter referred to as “Party B”): [      ] (ID number: [      ])

In view of the fact that YMA Composite Materials(DG) Co., Ltd. (hereinafter referred to as “YMA DG”) is a limited liability company registered and established on September 30, 2018 in Tangxia Town, Dongguan City, Guangdong Province, Party A is the sole shareholder of YMA DG, holding 100% equity of YMA DG. Now, in accordance with the “Company Law of the People’s Republic of China” and other relevant laws and regulations, and in line with the principles of equal negotiation and good faith, after friendly negotiation, both parties have entered into the following agreement on matters related to the transfer of YMA DG ‘s equity, for both parties to abide by .

Article 1 Basic Information of YMA DG

YMA DG was registered and established on September 30, 2018. The registered address is: Factory Building A, No. 8, 1st Street, 128 Industrial Zone, Tangxia Town, Dongguan City. The legal representative is: CHIANG, YU-NING, the registered capital is: 700,000 US dollars, and the shareholders are Party A holds 100% of the shares.

Article 2 Transfer object, transfer price, payment of transfer price

1.	Party A agrees to transfer the [ ]% equity of YMA DG to Party B at a price of USD[ ].
2.	Party A agrees that Party B shall pay to Party A the aforementioned equity transfer price of USD[ ] in three installments. The specific installment payment dates are: 12/31/2024, 12/31/2025, and 12/31/2026.
3.	The bank account designated by Party A to collect the aforementioned equity transfer price is:
Account Name: [ ]
Account number: [ ]
Account opening bank: BANK of COMMUNICATIONS (YANGZHOU BRANCH)
4.	Both parties agree that all taxes and fees arising from the aforementioned equity interests shall be borne by Party B.

Article 3 Registration of Equity Alteration

Party A and Party B agree that within 30 working days after signing this agreement, they will jointly or entrust an intermediary agency to go to Dongguan Municipal Market Supervision and Administration Bureau to go through the formalities of equity change registration, and Party B will bear the relevant handling fees.

Article 4 Guarantees and Commitments of Both Parties

1.	Party A and Party B have obtained the necessary authorization and approval for signing this agreement, and both parties will not violate the laws and regulations of their respective countries or regions when signing this agreement and performing their obligations under this agreement, nor will they violate their articles of association, or conflict with a contract or agreement to which it is bound.
2.	Party A has the full right to dispose of the above-mentioned transferred equity, and does not provide any guarantees such as pledge and other third-party rights restrictions, and there are no transfer restrictions stipulated by the local laws and regulations of the place where the assets are located.
3.	Party B guarantees to pay the equity transfer price of Party A according to this agreement, and guarantees that the source of funds is legal.

Article 5 Confidentiality

Both parties to this agreement agree that, except for the information that must be disclosed as required by the laws and regulations of the place where the stock exchange is located and where the assets are located, and required by government agencies, all information related to this equity provided by one party or its representative to the other party, as well as all important information of transactions under this agreement signed by both parties, shall be kept confidential, and any or part of the confidential information shall not be provided to any third party without written permission.

Article 6 Liability for breach of contract

Both Party A and Party B agree that if any party violates any agreement in this agreement, the breaching party shall be liable for the breach of contract to the observant party.

Article 7 Application of Law and Dispute Resolution

1.	Both Party A and Party B agree to apply the laws of the People’s Republic of China to resolve any disputes arising from the formulation, interpretation and implementation of this agreement or related to this agreement.
2.	During the implementation of this agreement, if any dispute arises or any dispute related to this agreement, both parties shall try their best to resolve it through negotiation in the spirit of friendly negotiation. If not, any party is obliged to file a civil lawsuit to The Third People’s Court of Dongguan City.

Article 8 Other agreements

This agreement is in duplicate, and each of Party A and Party B holds one copy. Both of which have the same legal effect, and will come into effect on the date of signing and stamping by both parties.

(This page is the signature page of the “Equity Transfer Agreement”, without text)

Transferor (seal):

Transferee (signature):

Signing date: 04/01/2023
Signing place: Tangxia Town, Dongguan City